                            SCHEDULE 14A INFORMATION

--------------------------------------------------------------------------------

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ALPHA INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                [ai Alpha LOGO]

                             ALPHA INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 10, 2001

TO THE STOCKHOLDERS OF ALPHA INDUSTRIES, INC.:

The Annual Meeting of Stockholders of Alpha Industries, Inc. ("Alpha") will be held on Monday, September 10, 2001 at 10:00 a.m. local time, at the Four Points (Sheraton) Burlington Hotel, 30 Wheeler Road, Burlington, Massachusetts for the following purposes:

1. To elect three Class 3 directors, each to hold office until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.   To approve the Directors' 2001 Stock Option Plan; and

3. To transact any and all other business that may properly come before the Meeting or any adjourned session of the Meeting.

The Board of Directors has fixed July 19, 2001, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

You are cordially invited to attend the Meeting.

                                      By Order of the Board of Directors

                                      /s/ Paul E. Vincent
                                      ------------------------------------
                                      Paul E. Vincent, Secretary

                                      July 30, 2001

Alpha Industries, Inc. Executive Offices
20 Sylvan Road
Woburn, Massachusetts

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                             YOUR VOTE IS IMPORTANT

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A POSTAGE-PAID, RETURN-ADDRESSED ENVELOPE IS ENCLOSED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                     YOUR PROXY VOTE WILL COUNT ONLY IF YOU
                         SIGN AND MAIL YOUR PROXY CARD.
--------------------------------------------------------------------------------

                             ALPHA INDUSTRIES, INC.

                                 PROXY STATEMENT

The enclosed proxy, for use only at the Annual Meeting of Stockholders to be held September 10, 2001, at 10:00 a.m. local time, and any adjournment thereof, is solicited on behalf of the Board of Directors of Alpha Industries, Inc. The approximate date that we are first sending these proxy materials to stockholders is August 1, 2001.

You should use the enclosed proxy if you will not be attending the Meeting, or if you expect to attend but want to register your vote now. If you sign your proxy and return it without marking it to indicate your votes, your shares will be voted in favor of electing the three nominees for directors named in this proxy statement for three-year terms expiring in 2004, and in favor of each of the additional items as set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time before it is exercised at the Meeting, either by filing with our Corporate Secretary a signed statement that you are revoking it, by signing and submitting another proxy with a later date, or by voting in person at the Meeting.

PROXIES AND VOTING PROCEDURES

As of July 19, 2001, there were 43,798,167 shares of Alpha's common stock outstanding. Pursuant to Alpha's Articles of Organization and By-Laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on July 19, 2001 to one vote on each of the matters to be considered at the Meeting.

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by Alpha. The representation in person or by proxy of at least a majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum at the Meeting. Abstentions and broker "non-votes" are each counted as present in determining whether a quorum is present.

The three nominees for election as directors who receive the greatest number of votes properly cast for the election of directors will be elected. Votes to abstain and broker "non-votes" will have no effect on the outcome of the vote for the election of directors. The Board of Directors recommends that you vote "FOR" the election of each of the nominated directors, and the persons named as proxies intend to vote for the election of each of the three nominees. In the unanticipated event that a nominee is unable to serve, the persons named as proxies intend to vote the proxy for such substitute, if any, as the present Board of Directors may designate or to vote to reduce the number of directors.

Proposal 2, to approve the Directors' 2001 Stock Option Plan, will be decided by the vote of a majority of the shares properly cast on the Proposal. A broker "non-vote" will have no effect on the outcome of Proposal 2. A vote to abstain on Proposal 2 will have the same effect as a vote against Proposal 2. The Board of Directors recommends that you vote "FOR" the proposal to approve the Directors' 2001 Stock Option Plan, and the persons named as proxies intend to vote for Proposal 2.

FOR PARTICIPANTS IN THE ALPHA INDUSTRIES 401(k) SAVINGS AND INVESTMENT PLAN: If you are a participant in the Alpha 401(k) Savings and Investment Plan, you will receive a proxy card for the Alpha shares you own through the 401(k) Plan. That proxy card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct. If you do not sign and return your proxy card to indicate your instructions, the 401(k) Plan trustee will vote your 401(k) Plan shares in the same proportion as shares for which instructions were received from other 401(k) Plan participants.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Alpha's Certificate of Incorporation and By-laws provide for the division of the Board of Directors into three classes, each having a three-year term of office. The term of one class expires each year. Mr. Furey and Mr. Kariotis are nominated for re-election as Class 3 directors to hold office until the 2004 Annual Meeting of Stockholders and thereafter until their successors have been duly elected and qualified. In October 2000, by vote of the Board of Directors pursuant to Alpha's Articles of Incorporation and By-Laws, the Board was enlarged to eight members and Mr. McLachlan was elected as director to hold office until this Annual Meeting. Mr. McLachlan is nominated for election at the Meeting to a regular three-year term. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

                                         DIRECTOR      TERM      DIRECTOR
  THE BOARD OF DIRECTORS          AGE      SINCE      EXPIRES      CLASS
  ----------------------          ---    --------     -------    --------

  David J. Aldrich................44       2000        2003       Class 2
* Timothy R. Furey ...............43       1998        2001       Class 3
  James W. Henderson .............58       1999        2002       Class 1
* George S. Kariotis..............78       1962        2001       Class 3
  Thomas C. Leonard...............66       1996        2003       Class 2
* David J. McLachlan..............62       2000        2001       Class 3
  Arthur Pappas...................65       1988        2003       Class 2
  Sidney Topol....................76       1992        2002       Class 1

---------------------------------

* Nominees for Class 3 Directors

DAVID J. ALDRICH was elected Chief Executive Officer and director in April 2000. Mr. Aldrich joined Alpha in 1995 as Vice President, Chief Financial Officer and Treasurer. He served as Vice President and General Manager of the Semiconductor Products segment until his election in September 1999 as President and Chief Operating Officer. From 1989 to 1995, Mr. Aldrich held senior management positions at M/A-COM, Inc., including Manager Integrated Circuits Active Products, Corporate Vice President Strategic Planning, Director of Finance and Administration, and Director of Strategic Initiatives with the Microelectronics Division.

TIMOTHY R. FUREY has been CEO of MarketBridge, a privately-owned sales and marketing strategy and technology professional services firm, since 1991. Prior to 1991, Mr. Furey was a consultant with Boston Consulting Group, Strategic Planning Associates, Kaiser Associates, and the Marketing Science Institute.

JAMES W. HENDERSON is Vice Chairman of ACS Defense, Inc., a provider of information technology systems and services. He was President of ACS Defense, Inc. and a predecessor company, Analytical Systems Engineering Corporation
(ASEC) from 1976 to 2000. Prior to joining ASEC in 1973, he was a design engineer for IBM.

GEORGE S. KARIOTIS is Chairman Emeritus and a director of Alpha. He was Chairman of the Board of Directors and Chief Executive Officer of Alpha from 1962 when Alpha was founded until 1978. From 1979 to 1983, Mr. Kariotis was the Secretary of Manpower Development and Economic Affairs for the Commonwealth of Massachusetts. He was again elected Alpha's Chairman of the Board in 1983 and Chief Executive Officer in 1985. Mr. Kariotis resigned as Chief Executive Officer in July 1986 while he campaigned for public office. He was re-elected Alpha Chief Executive Officer in November 1986 and served in that capacity until May 1991. He was elected Chairman Emeritus in April 2000.

THOMAS C. LEONARD was elected Chairman of the Board in April 2000; he has been a director since August 1996. Mr. Leonard joined Alpha in 1992 as a division general manager. In 1994, he was elected a Vice President. He became President and Chief Executive Officer of Alpha in July 1996. He served as President until September 1999, and as CEO until April 2000. Mr. Leonard has over thirty years' experience in the microwave industry, having held a variety of executive and senior level management and marketing positions at M/A-COM, Inc., Varian Associates, Inc. and Sylvania. Mr. Leonard is a director of the American Electronics Association and a director of the Massachusetts Telecommunications Council.

DAVID J. MCLACHLAN was from 1989 to 1999 the Executive Vice President and Chief Financial Officer of Genzyme Corporation, a biotechnology company. Mr. McLachlan is currently a consultant to Genzyme's chairman and CEO. Prior to joining Genzyme, Mr. McLachlan served as Vice President, Finance of Adams-Russell Company, an electronic component supplier and cable television franchise owner. Mr. McLachlan also serves on the Boards of Directors of Dyax Corporation, a biotechnology company, and HEARx, Ltd., a hearing care services company.

ARTHUR PAPPAS is President and Chairman of Astrodyne Corp., a manufacturer of power supplies. He has co-founded three technology companies -- Datel Systems, Inc., a manufacturer of data conversion products, Power General Corporation, a manufacturer of switching power supplies, and Metra-Byte Corporation, a manufacturer of measurement and control products for personal computers.

SIDNEY TOPOL is a director of the Public Broadcasting System, President of The Topol Group LLC, a consulting and investment company, and honorary director of Scientific-Atlanta, Inc. He was President of Scientific-Atlanta, Inc. from 1971 to 1983, its Chief Executive Officer from 1975 to 1987 and Chairman of its Board from 1978 to 1990. Prior to 1971, Mr. Topol held various executive positions with Raytheon Company.

MEETINGS OF THE BOARD OF DIRECTORS

All directors attended at least 75% of the Board meetings and assigned committee meetings during the fiscal year ended April 1, 2001 (fiscal year 2001). The Board held six meetings during the year; the Compensation Committee held four meetings; and the Audit Committee held three meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

The current members of the Audit Committee are Mr. McLachlan (Chairman), Mr. Henderson and Mr. Pappas, none of whom is an employee of Alpha. The functions performed by the Audit Committee include recommending to the Board of Directors the engagement of independent auditors, reviewing the scope of the proposed audit, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors, all as more particularly described in the current Audit Committee Charter adopted in January 2001 and attached as Exhibit B to this Proxy Statement.

The current members of the Compensation Committee are Mr. Topol (Chairman), Mr. Furey and Mr. Pappas, none of whom is an employee of Alpha. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning executive compensation, including incentive compensation. The Compensation Committee also administers several Alpha stock option plans.

The current members of the Nominating Committee are Mr. Furey (Chairman) and Mr. Henderson, neither of whom is an employee of Alpha. The Nominating Committee reviews and proposes candidates for the Board of Directors. The Nominating Committee held no formal meetings during the year. The Nominating Committee will consider nominees recommended by stockholders; recommendations for consideration should be submitted to the Corporate Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors consists of Mr. Topol, Mr. Furey and Mr. Pappas, each of whom are outside directors. No member of the Compensation Committee is a former or current officer or employee of Alpha or any of its subsidiaries. No director or executive officer of Alpha serves on the compensation committee of the board of directors of any company for which Messrs. Topol, Furey or Pappas serve as an executive officer or director.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table states information concerning the beneficial ownership of common stock as of June 27, 2001 by: (i) each person known by us to own beneficially five percent or more of our outstanding shares of common stock,
(ii) each director and nominee for director, (iii) each Named Executives (as listed below), and (iv) all our directors and executive officers as a group.

                                                                             BENEFICIAL          PERCENT OF
NAMES AND ADDRESSES OF BENEFICIAL OWNERS (2)                                OWNERSHIP (2)          CLASS
--------------------------------------------                               -------------        ----------
 David Aldrich (1) ........................................................    208,918             (*)
 Timothy Furey (1) ........................................................     42,000             (*)
 Jean-Pierre Gillard (1) ..................................................        288             (*)
 James Henderson (1) ......................................................     30,592             (*)
 George Kariotis (1) ......................................................     15,214             (*)
 Richard Langman (1) ......................................................    127,753             (*)
 Thomas Leonard (1) .......................................................    141,218             (*)
 David McLachlan ..........................................................      2,600             (*)
 Bruce Nonnemaker (1) .....................................................     28,287             (*)
 Arthur Pappas (1) ........................................................     30,000             (*)
 Sidney Topol (1) .........................................................     50,000             (*)
 Paul Vincent (1) .........................................................    112,664             (*)
 All directors and executive officers as a group (1) ......................    760,959             1.7%

 Putnam Investments, Inc.
 One Post Office Square, Boston, MA  02109 (3) ............................  4,287,747             9.8%

----------------------------
(*)  Less than one percent.

(1) Includes beneficial ownership of shares under the Alpha Savings and Retirement Plan (the "401(k) Plan") and shares that may be acquired within sixty days after the record date pursuant to stock options ("current options"), as follows: Aldrich - 4,679 shares under the 401(k) Plan and 154,750 shares under current options; Furey - 42,000 shares under current options; Henderson - 24,000 shares under current options; Kariotis -
     158 shares in the 401(k) Plan and 15,000 shares under current options; Langman - 870 shares in the 401(k) Plan and 115,250 shares under current options; Leonard - 7,284 shares in the 401(k) Plan and 78,750 shares under current options; Nonnemaker - 155 shares in the 401(k) Plan and 27,250 shares under current options; Pappas - 18,000 shares under current options; Topol - 18,000 shares under current options; Vincent - 9,395 shares in the 401(k) Plan and 43,900 shares under current options; executive officers and directors as a group - 22,386 shares in the 401(k) Plan and 509,650 shares under current options.

(2) Unless otherwise noted, the address of each person listed on the table is c/o Alpha Industries, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801. Unless otherwise noted, stockholders have sole voting and investment power with respect to shares, except to the extent such power may be shared by a spouse.

(3) As reported by Putnam Investments, Inc. on behalf of itself and Putnam Investment Management, Inc., The Putnam Advisory Company, Inc. and Putnam OTC & Emerging Growth Fund on Schedule 13G filed with the Securities and Exchange Commission dated August 15, 2000. According to such Schedule, the shareholder(s) had only shared voting power with respect to 208,500 shares and shared dispositive powers with respect to 4,287,747 shares.


                                   PROPOSAL 2

                                 APPROVAL OF THE
                        DIRECTORS' 2001 STOCK OPTION PLAN

The Alpha Industries, Inc. Directors' 2001 Stock Option Plan (the "2001 Plan") was adopted by Alpha's Board of Directors April 26, 2001 in the form attached as Exhibit A to this Proxy Statement, subject to approval by the stockholders. A total of 250,000 shares are to be authorized for issuance under the 2001 Plan to Alpha's non-officer directors. If approved by the stockholders, the 2001 Plan will replace the 1994 Non-Qualified Stock Option Plan for Non-Employee Directors and the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, as to future option grants. If the 2001 Plan is approved, no further options will be granted under the 1994 and 1997 plans.

Since 1994, Alpha has made grants of options to its directors, upon their first election to the Board of Directors and annually upon re-election. The size of these grants has not varied (except to reflect stock splits during the intervening years). Few shares remain available for option grants to the directors under the existing directors' stock option plans. THEREFORE, UNLESS THE DIRECTORS' 2001 STOCK OPTION PLAN IS APPROVED, IT WILL NOT BE POSSIBLE TO ISSUE STOCK OPTIONS TO ALPHA'S DIRECTORS THIS YEAR UNDER THE DIRECTORS' STOCK OPTION PLANS.

Stock options are a significant part of each director's overall compensation, and permit Alpha to seek and retain the services of highly skilled and competent persons to serve as directors of the Company. Competition for highly qualified individuals to serve as company directors is intense, and to successfully attract and retain the best candidates, the Company must continue to offer a competitive equity incentive program as an essential component of the directors' compensation. Without the proposed authorization of shares available for directors' stock options, Alpha may be unable to continue to attract and retain the best individuals to serve as directors.

The 2001 Plan is intended to offer an equity incentive to Alpha's directors by granting the directors annual options to purchase common stock at a price equal to the stock's fair market value on the date of the option grant. These options therefore only become valuable if the price of Alpha's common stock increases. By providing the directors with the opportunity to acquire an equity interest in the Company over time and because benefit is only received through stock performance, stock options align the interests of the directors with the stockholders.

SUMMARY OF THE DIRECTORS' 2001 STOCK OPTION PLAN

NOTE: The following summary of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan, which is reproduced as Exhibit A.

PURPOSES. The 2001 Plan is intended to provide Alpha's directors with long-term incentives and rewards, to assist the Company in attracting and retaining experienced and able directors, and to associate the interests of Alpha's directors more closely with those of the Company's stockholders.

ADMINISTRATION. The 2001 Plan is administered by the Board of Directors (the "Board").

STOCK AVAILABLE FOR AWARDS. Subject to stockholder approval, a maximum of 250,000 shares of common stock will be available for issuance under the 2001 Plan. The shares of common stock to be delivered under the 2001 Plan may be either authorized but unissued shares, treasury shares, or shares previously reserved for issuance upon exercise of directors' options which have expired or been terminated.

ELIGIBILITY; GRANT OF AWARDS. Grants of options are made to directors upon their election and re-election to the Board. Each year upon re-election, each Director will be granted an option to purchase 15,000 shares of Alpha common stock. Upon initial election, each new Director will be granted an option to purchase 45,000 shares of Alpha common stock. The 2001 Plan is not intended to be a means of compensating officers; directors who are also officers of the Company are not eligible to participate in the 2001 Plan. As of July 1, 2001, there were seven non-officer directors.

PRICE; EXERCISE; RESTRICTIONS. Stock options are rights to purchase shares of Alpha's common stock at a fixed exercise price for a predetermined period of time. The exercise price of all options to be granted under the 2001 Plan will be the fair market value of Alpha's common stock on the date the option is granted, or the par value of the shares of common stock if that is higher. This price must be paid in full upon exercise of the option either in cash or by delivery of shares of common stock, or any combination of cash and stock. All the options under the 2001 Plan will become exerciseable in increments over a period of four years, and must be exercised within ten years after the date the option is granted. The options may not be assigned or transferred except by will or under the laws of descent and distribution, or pursuant to a qualified domestic relations order. During the lifetime of a director, the option may be exercisable only by the director. All of the options granted under the 2001 Plan will be non-qualified stock options under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

RIGHTS IN THE EVENT OF RETIREMENT, DISABILITY OR DEATH. In the event of the death, retirement or permanent disability of a director, the director's options may be exercised as follows: (1) in the event of death, all unvested options will become fully vested and all options may be exercised by the heirs of the director for twelve months after the date of death; (2) in the event of a director's disability, only vested options may be exercised, for a period of six months; (3) in the event a director retires from the Board or otherwise ceases to serve as a director, except for cause, only vested options may be exercised, for a period of three months. In the event a director is removed from office for cause, all remaining options cease to be exerciseable whether or not previously vested.

INDEMNITY. The 2001 Plan provides that the Board of Directors shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the 2001 Plan. The Company agrees to indemnify the directors in respect of any claim, loss, damage or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

AMENDMENT OR TERMINATION OF THE 2001 PLAN. The Board may at any time, and from time to time, amend, suspend or terminate the 2001 Plan in whole or in part, provided that the provisions of the 2001 Plan relating to the amount and price of common stock to be awarded and the timing of such awards may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, each as amended, or the rules under either statute.

SHARE ADJUSTMENTS. If Alpha's outstanding common stock is increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities by reason of recapitalization, reclassification, stock split, combination of shares, separation (including a spin-off) or dividend payable in common stock, there will be an equitable adjustment in the exercise prices of outstanding options and the number and kind of shares as to which outstanding options shall be exercisable. If Alpha is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board (or, if the Corporation is not the surviving corporation, the board of directors of the surviving corporation) shall have the power to make arrangements for the substitution of new options for, or the assumption by another corporation of, any options then outstanding under the 2001 Plan.

DURATION OF THE 2001 PLAN. Awards may be made under the 2001 Plan for a period of ten years commencing with the original adoption of the 2001 Plan and ending on September 10, 2011. The period during which a stock option or other award may be exercised, however, may extend beyond that time.

FEDERAL TAX CONSEQUENCES OF THE 2001 PLAN.

The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the 2001 Plan is based upon the provisions of the Internal Revenue Code in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the 2001 Plan or of the requirements that must be met in order to qualify for the described tax treatment. This summary relates only to federal income tax consequences and there may also be federal estate, gift and other tax consequences, as well as foreign, state, local and other tax consequences, associated with the 2001 Plan.

The following general rules are applicable under current federal income tax law to options granted under the 2001 Plan:

- The options granted under the 2001 Plan will not be treated as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Such options are referred to as "nonqualified options."

- The option holder generally does not realize any taxable income upon the grant of a nonqualified option, and Alpha is not allowed a federal income tax deduction by reason of such grant.

- The option holder generally will recognize ordinary compensation income at the time of exercise of a nonqualified option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

- When the option holder sells the shares acquired pursuant to a nonqualified option, the seller generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the seller's basis in the shares (generally, the exercise price plus the amount taxed to the option holder as compensation income). If the seller's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

- Alpha generally should be entitled to a corresponding tax deduction for federal income tax purposes when the option holder recognizes compensation income.

- An option holder may be entitled to exercise a nonqualified option by delivering shares of Alpha's common stock to Alpha in payment of the exercise price. If an option holder exercises a nonqualified option in such fashion, special rules will apply.

AWARDS TO BE GRANTED UNDER THE 2001 PLAN

The table on the next page states the number of shares of Alpha common stock that the Company anticipates will be granted under the Directors' 2001 Stock Option Plan during fiscal year 2002.

DIRECTORS' 2001 STOCK OPTION PLAN                                               DOLLAR     SHARES OF COMMON STOCK
AWARDS TO BE GRANTED DURING FISCAL YEAR 2002 (1) :                             VALUE (2)     SUBJECT TO OPTIONS
------------------------------------------------                               ---------   -----------------------
David Aldrich              President, CEO and Director                             0                    0
Jean-Pierre Gillard        Vice President                                          0                    0
Richard Langman            Vice President                                          0                    0
Bruce Nonnemaker           Vice President                                          0                    0
Paul Vincent               Vice President, Treasurer, CFO and Secretary            0                    0
Timothy R. Furey           Director and nominee for re-election                    0               15,000
James W. Henderson         Director                                                0               15,000
George S. Kariotis         Director and nominee for re-election                    0               15,000
Thomas C. Leonard          Director                                                0               15,000
David J. McLachlan         Director and nominee for re-election                    0               15,000
Arthur Pappas              Director                                                0               15,000
Sidney Topol               Director                                                0               15,000
Current executive officers, as a group                                             0                    0
Current directors who are not executive officers, as a group                       0              105,000 (1)(3)
All employees who are not executive officers, as a group                           0               30,000 (3)

----------------------------
(1) Assumes approval of the 2001 Plan and re-election of all directors nominated for re-election at the Annual Meeting of Stockholders; assumes that no new directors are elected during fiscal year 2002.

(2) Based upon the difference between the market value of the underlying shares on the date of grant and the exercise price of the stock options. Since options under the Directors' 2001 Stock Option plan will be granted at fair market value, dollar value upon the date of grant is always zero. This valuation does not take into account any appreciation in the market value of the underlying shares which may occur over the term of the options. The closing price on the Nasdaq National Market on July 19, 2001 for shares of Alpha common stock was $35.35 per share.

(3) Includes expected grants of options to purchase 15,000 shares to each of Mr. Kariotis and Mr. Leonard, upon re-election. Mr. Kariotis and Mr. Leonard remain employees of the Company, as well as directors. Their options for 30,000 shares are included also in the total for current directors who are not executive officers.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table presents information about total compensation during the last three completed fiscal years, of the Chief Executive Officer and the four next most highly compensated persons serving as executive officers during the year (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                              ANNUAL COMPENSATION       COMPENSATION AWARDS
                                             --------------------    --------------------------
           NAME AND               FISCAL                              RESTRICTED   SECURITIES        ALL OTHER
           PRINCIPAL               YEAR       SALARY       BONUS        STOCK      UNDERLYING      COMPENSATION
           POSITION               ENDED         ($)         ($)        AWARDS(#)   OPTIONS(#)         ($)(1)
---------------------------------------------------------------------------------------------------------------
David Aldrich .................   4/1/01    $ 336,615    $       0        -         150,000          $ 8,550
   President and CEO              4/2/00    $ 278,269    $ 284,800        -         120,000          $ 6,839
                                 3/28/99    $ 216,538    $ 125,000      2,358        75,000          $ 5,372

Jean-Pierre Gillard............   4/1/01    $ 180,000    $       0        -             -            $ 7,956
   Vice President                 4/2/00    $ 182,308    $ 163,700        -          20,000          $ 7,874
                                 3/28/99    $ 168,846    $  85,000        974        15,000          $ 8,790

Richard Langman  ..............   4/1/01    $ 233,846    $       0        -          42,000          $ 5,169
   Vice President, President      4/2/00    $ 223,269    $ 173,000        -          20,000 (2)      $63,620
   of Trans-Tech, Inc.           3/28/99    $ 208,846    $ 105,000      2,358           -   (2)      $48,590

Bruce Nonnemaker  .............   4/1/01    $ 209,323    $       0        -          42,000          $ 5,160
   Vice President                 4/2/00    $ 194,796    $ 191,800        -          50,000          $ 5,789
                                 3/28/99          -            -          -             -                -

Paul Vincent ..................   4/1/01    $ 217,462    $       0        -          60,000          $ 9,681
   Vice President, Treasurer,     4/2/00    $ 190,192    $ 186,400        -          50,000          $ 8,571
   Chief Financial Officer,      3/28/99    $ 156,538    $  95,000      1,948        60,000          $ 8,247
   Secretary


(1) "All Other Compensation" includes premiums paid for certain relocation expenses (as noted), service awards and Alpha's contributions to the employee's 401(k) Plan account (including contributions for the fourth quarter of each fiscal year, which were included in the year of accrual but not distributed until the subsequent fiscal year).

(2) Includes $57,858 and $42,384 for relocation expenses paid to Mr. Langman during fiscal 2000 and 1999, respectively.

The following tables provide information about stock options granted and exercised by each of the Named Executives in fiscal 2001 and the value of options held by each at April 1, 2001:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                             NUMBER OF      PERCENT OF                                    VALUE AT ASSUMED
                            SECURITIES        TOTAL                                    ANNUAL RATES OF STOCK
                            UNDERLYING       OPTIONS          EXERCISE                   PRICE APPRECIATION FOR
                              OPTIONS       GRANTED TO        OR BASE                         OPTION TERM
                              GRANTED      EMPLOYEES IN        PRICE     EXPIRATION   --------------------------
NAME                            (#)        FISCAL YEAR       ($/SHARE)       DATE          10%            5%
----------------------------------------------------------------------------------------------------------------
David Aldrich                  75,000          3.1%            $ 44.69     4/26/10    $ 2,107,898    $ 5,341,826
        "                      75,000          3.1%            $ 28.94     10/6/10    $ 1,365,016    $ 3,459,218

Jean-Pierre Gillard                 0            -                 -           -              -              -

Richard Langman                21,000          0.9%            $ 44.69     4/26/10    $   590,211    $ 1,495,711
        "                      21,000          0.9%            $ 28.94     10/6/10    $   382,204    $   968,581

Bruce Nonnemaker               21,000          0.9%            $ 44.69     4/26/10    $   590,211    $ 1,495,711
        "                      21,000          0.9%            $ 28.94     10/6/10    $   382,204    $   968,581

Vincent, Paul                  30,000          1.2%            $ 44.69     4/26/10    $   843,159    $ 2,136,731
        "                      30,000          1.2%            $ 28.94     10/6/10    $   546,006    $ 1,383,687

The options vest at a rate of 25% per year commencing one year after the date of grant, provided the holder of the option remains employed by Alpha. Options may not be exercised beyond three months after the holder ceases to be employed by Alpha, except in the event of termination by reason of death, retirement or permanent disability, in which event the option may be exercised for specific periods not exceeding one year following termination. The assumed annual rates of stock price appreciation stated in the table are dictated by regulations of the Securities and Exchange Commission, and are compounded annually for the full term of the options; actual outcomes may differ.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                        NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                             UNDERLYING                    IN-THE-MONEY
                              SHARES                   UNEXERCISED OPTIONS AT               OPTIONS AT
                            ACQUIRED ON     VALUE         APRIL 1, 2001 (#)              APRIL 1, 2001 ($)
                             EXERCISE     REALIZED   --------------------------------------------------------------
NAME                           (#)           ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
David Aldrich ...........    105,000      4,743,520       61,000       348,000       $   461,371       $ 1,270,971
Jean-Pierre Gillard .....     73,100      3,598,575            0             0                 0                 0
Richard Langman .........     64,000      2,993,199      110,000       118,000       $ 1,457,500       $   795,000
Bruce Nonnemaker ........     20,000        764,072       38,000       124,000       $   364,152       $   546,228
Paul Vincent ............     25,300        833,956       12,000       150,400       $   160,992       $   621,780

The values of unexercised options in the foregoing table are based on the difference between the $15.75 closing price of Alpha's common stock at the end of the 2001 fiscal year on the Nasdaq National Market, and the respective option exercise price.

EXECUTIVE COMPENSATION

Alpha's executives are eligible for awards of nonqualified stock options, incentive stock options and restricted stock awards under Alpha's applicable stock option plans. These stock options plans are administered by the Compensation Committee of the Board of Directors. Generally, the exercise price at which an executive may purchase Alpha common stock pursuant to a stock option is the fair market value of Alpha common stock on the date of grant. Stock options are granted subject to restrictions on vesting, with equal portions of the total grant generally vesting over a period of four or five years. Alpha stock options are subject to forfeiture (after certain grace periods) upon termination of employment, retirement, disability or death. Restricted stock awards involve the issuance of shares of common stock which may not be transferred or otherwise encumbered, subject to certain exceptions, for varying amounts of time, and which will be forfeited, in whole or in part, if the executive terminates his or her employment with Alpha. No restricted stock awards were made in fiscal 2001; stock option grants to the Named Executives during the fiscal year are discussed above under the caption "Option Grants in Last Fiscal Year".

Senior executives of the Company are also eligible to receive target incentive compensation under which a percentage of each executive's total cash compensation is tied to the accomplishment of specific financial objectives during the 2001 fiscal year. As a result of a challenging economic and business environment in the last months of the fiscal year, Alpha did not achieve the annual performance targets set by the Board of Directors, and no incentive bonuses were paid to senior executives with respect to fiscal 2001.

Senior executives also may participate in Alpha's Executive Compensation Plan (the "Executive Compensation Plan"), an unfunded, non-qualified deferred compensation plan, under which participants may defer a portion of their compensation. Deferred amounts are held in a trust. Participants defer recognizing taxable income on the amount held for their benefit until the amounts are paid. Alpha, in its sole discretion, may make additional contributions to the accounts of participants. Participants normally receive the deferred amounts upon retirement. Special rules are provided for distributions in the case of a participant's death or disability, a change in control of Alpha, early retirement, and unforeseen emergencies. The Named Executives each participated in the Executive Compensation Plan during the 2001 fiscal year. Alpha did not make any discretionary contributions to their accounts during fiscal 2001.

COMPENSATION OF DIRECTORS

Directors who are not employees of Alpha are paid a quarterly retainer of $3,375 plus an additional $1,000 for each full-day meeting (including separate committee meetings) attended. Directors who serve as chairman of a committee of the Board of Directors receive an additional quarterly retainer of $250. In addition, each new non-employee director receives an option to purchase 45,000 shares of common stock immediately following the earlier of Alpha's Annual Meeting of Stockholders at which the director is first elected by the stockholders or following his initial appointment by the Board of Directors. In addition, following each Annual Meeting of Stockholders each director who is continuing in office or re-elected receives an option to purchase 15,000 shares of common stock. The exercise price of stock options granted to directors is the fair market value on the day of grant. During fiscal 2001 and prior years, option grants to directors were made from the 1994 and 1997 Non-Qualified Stock Option Plans for Non-Employee Directors. Subject to approval of the 2001 Directors' Stock Option Plan at the September 2001 Annual Meeting, stock option grants to directors for fiscal 2002 and future years will be made under the new 2001 Directors' Stock Option Plan.

EMPLOYMENT AND SEVERANCE AGREEMENTS

Alpha does not have any employment agreements with any of the Named Executives.

Alpha has severance agreements with the Messrs. Aldrich, Langman and Vincent under which each is entitled to receive various benefits in the event that his employment is terminated within two years after a change in control of Alpha, or if his employment is terminated by Alpha at any time without good cause. In these cases, the officer will receive two years of salary continuation, and all of the officer's stock options will vest immediately. Mr. Aldrich's severance agreement provides that he is also entitled to various benefits in the event he voluntarily terminates his employment for certain reasons. The term of these agreements is indefinite.

Mr. Gillard resigned as an executive officer of Alpha on May 31, 2000, and entered into a two-year employment and consulting agreement with Alpha. Under the agreement, all of Mr. Gillard's options vested and Alpha agreed to continue Mr. Gillard's salary as of May 2000 through the term of his employment and consulting agreement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations with respect to executive officer compensation. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of Alpha.

The objective of the Compensation Committee in determining the type and amount of executive compensation is to provide a level of compensation that allows Alpha to attract and retain superior talent, to achieve its business objectives, and to align the financial interests of the executive officers with the stockholders of Alpha. The elements of compensation for the executives are base salary, short-term cash incentives, long-term stock-based incentives and retirement plans.

Compensation for Alpha's Chief Executive Officer and the other executives, including salary and short- and long-term incentives, is established at levels that are competitive with the compensation of comparable executives in similar companies. The Compensation Committee periodically utilizes studies from independent compensation experts on executive compensation in comparable high technology and manufacturing companies, especially those located in the Greater Boston area and the east coast of the United States. Based on these studies, the Compensation Committee establishes base salaries, and target incentive bonuses and stock option compensation, so as to set the combined value near the median of the range indicated by the studies. In establishing individual compensation, the Compensation Committee considers the individual experience and performance of the executive, as well as the performance of Alpha. The Compensation Committee also considers the recommendations of the Chief Executive Officer regarding the salaries of the other executives.

Short-term incentive compensation for each executive is established annually by the Compensation Committee, by tying a percentage of each executive's total cash compensation to the accomplishment of specific financial objectives. Framed by exceptionally strong results in the preceding fiscal year, the Compensation Committee established aggressive forward-looking incentive targets for Alpha's executive management for fiscal 2001. As a result of a challenging business environment arising in the fourth quarter of the fiscal year, the Company did not achieve these targets. Taking this and other factors into account, no short-term incentive compensation was awarded to Alpha's officers for fiscal 2001.

Long-term, stock-based compensation has been provided to officers under Alpha's stock option plans (collectively, the "Option Plans"). Under the Option Plans, the Committee has, in the past, awarded nonqualified stock options, incentive stock options and restricted stock awards. Restricted stock awards involve the issuance of shares of common stock which may not be transferred or otherwise encumbered, subject to certain exceptions, for varying amounts of time, and which will be forfeited, in whole or in part, if the employee terminates his or her employment with Alpha. Options and restricted stock both tie the value of the executive's compensation to the long-term value of Alpha's common stock.

Alpha also permits executives and other employees to purchase Alpha common stock at a discount through the Employee Stock Purchase Plan. Alpha's executives may also participate in the

Company's 401(k) Plan, under which Alpha's employer contribution has in recent years been made in the form of Alpha common stock.

The stock ownership afforded under the Option Plans, the Stock Purchase Plan and the 401(k) Plan encourages Alpha's executives to acquire significant, long-term stock ownership positions, and serves to directly align the executives' interests with stockholders' interests.

A final component of executive compensation provides executives with a means to defer recognition of income. Executives designated by the Compensation Committee may participate in the Alpha Executive Compensation Plan, which is discussed under "Executive Compensation Plan" in the Proxy Statement.

The Compensation Committee established the compensation of Mr. Aldrich, President and Chief Executive Officer, using the same criteria used to determine the compensation of the other executive officers, as described above. Mr. Aldrich's compensation was linked to Alpha's performance during the fiscal year by structuring a substantial portion of his compensation in the form of stock options and a target incentive bonus based on the accomplishment of specific financial objectives. Mr. Aldrich's total compensation plan for fiscal 2001 was in the middle range of those for chief executive officers of similar companies, according to studies prepared by independent compensation consultants. During fiscal 2001, Mr. Aldrich received a salary of $340,000 and options to purchase 150,000 shares of common stock at the fair market value of Alpha common stock on the dates of the option grants. As a result of the challenging business environment in the fourth quarter of the fiscal year, Alpha did not exceed the performance targets which the Board had established in Mr. Aldrich's compensation plan, and no incentive bonus was awarded to Mr. Aldrich for fiscal 2001.

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, this deduction limitation does not apply to certain "qualified performance-based compensation" as defined in the Internal Revenue Code and applicable regulations. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m), and it is our intention to structure executive compensation to minimize the application of the deduction limitations of Section 162(m) insofar as consistent with the Compensation Committee's overall compensation objectives.

Based on the recommendations of the Compensation Committee, Alpha has entered into severance agreements with certain executive officers. Such agreements do not guarantee salary, position or benefits, but provide salary continuation and other benefits in the event of a termination after a change in control or certain other terminations, as described under the heading "Employment and Severance Agreements" in this Proxy Statement.

                                           THE COMPENSATION COMMITTEE

                                           Sidney Topol, Chairman
                                           Timothy Furey
                                           Arthur Pappas

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Alpha's Board of Directors is responsible for providing independent, objective oversight of Alpha's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Exhibit B.

Management is responsible for the Company's internal control and financial reporting process. The independent accountants are responsible for performing an independent audit of Alpha's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the independent accountants, to review and discuss the financial statements for the year ended April 1, 2001. The Audit Committee also discussed with the independent accountants the matters required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended April 1, 2001, as filed with the Securities and Exchange Commission.

                                              THE AUDIT COMMITTEE

                                              David McLachlan, Chairman
                                              James Henderson
                                              Arthur Pappas

                                PERFORMANCE GRAPH

The following graph shows the change in Alpha's cumulative total stockholder return for the last five fiscal years, based upon the market price of Alpha's common stock, compared with: (i) the cumulative total return on the Standard & Poor's 500 Index and (ii) the Standard & Poor's Technology 500 Index. The graph assumes a total initial investment of $100 as of April 1, 1996, and shows a "Total Return" that assumes reinvestment of dividends and is based on market capitalization at the beginning of each period.

                                [GRAPH OMITTED]

                          FY 1996   FY 1997   FY 1998  FY 1999  FY 2000   FY 2001
Alpha Industries            100        71       176      317     1640       544
S&P 500 Index               100       120       177      210      248       194
S&P Technology 500 Index    100       135       204      328      580       232

In June 1998, Alpha ceased trading on the American Stock Exchange and began trading on the Nasdaq National Market under the symbol "AHAA". The total return shown on the graph is not necessarily indicative of future performance.

                              OTHER PROPOSED ACTION

As of the date of this Proxy Statement, the directors know of no business which is expected to come before the Meeting other than the election of directors and the approval of the Directors' 2001 Stock Option Plan. However, if any other business should properly be presented to the Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

                                  OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors and executive officers to report to the SEC their beneficial ownership of common stock and any changes in that ownership. Specific dates for such reporting have been established and we are required to report in this proxy statement any failure to file by the established dates during the last fiscal year. In the last fiscal year, to our knowledge, based solely on our review of the copies of such reports furnished to us and any written representation that no other reports were required, all of these filing requirements were satisfied by our directors, officers and principal stockholders, except that (i) Mr. Aldrich filed one late report on Form 5 covering four gifts of stock, (ii) Mr. Henderson filed one late report on Form 3 and one late report on Form 5 covering two option grants and a gift of stock,
(iii) Mr. Langman filed one late report on Form 4 covering an option exercise and sale of the underlying stock, (iv) Mr. McLachlan filed one late report on Form 3 and (v) Mr. Topol filed two late reports on Form 4 covering two sales. All failures to file these reports in a timely manner were inadvertent.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by Alpha under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation", "Report of the Audit Committee" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG LLP as the independent certified public accountants to audit the consolidated financial statements of Alpha for the fiscal year ending March 31, 2002. KPMG and its predecessors have served continuously in that capacity since 1974. A representative of KPMG will be present at the Meeting, will be afforded the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. The following table states the fees incurred by Alpha for the professional services of KPMG in fiscal year 2001:

                        Financial Information Systems
    Audit Fees          Design and Implementation Fees      All Other Fees
    ----------          ------------------------------      --------------
    $124,000            $ -0-                               $183,000 (primarily
                                                            tax counseling)

The Audit Committee has determined that the provision of these services by KPMG is compatible with maintaining the accountants' independence.

SOLICITATION EXPENSES

This solicitation is being made by mail and may be made in person or by fax or telephone by our officers or employees (who will receive no extra compensation for such services). We have also retained Morrow & Co., Inc. to assist in the solicitation of proxies, at a cost to the Company of approximately $6,000, plus out-of-pocket expenses. We will bear the cost of this solicitation.

ANNUAL REPORT ON FORM 10-K

Copies of Alpha's Annual Report on Form 10-K for the fiscal year ended April 1, 2001 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, Alpha Industries, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801.

STOCKHOLDER PROPOSALS

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at the 2002 Annual Meeting of Stockholders must present such proposal to Alpha by April 1, 2002 for the proposal to be considered for inclusion in our proxy statement. Except as to certain limited matters, if you fail to notify Alpha's Corporate Secretary by June 13, 2002 of a proposal which you intend to submit at Alpha's September 2002 Annual Meeting of Stockholders, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at that meeting.

                                                                       EXHIBIT A

                             ALPHA INDUSTRIES, INC.

                        DIRECTORS' 2001 STOCK OPTION PLAN

1. PURPOSE. The purpose of this Directors' 2001 Stock Option Plan is to enable the Corporation to attract and retain the services of experienced and knowledgeable directors and to provide additional incentives for such directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

2. DEFINITIONS. As used herein, each of the following terms has the indicated meaning:

     "Annual Meeting" means the Corporation's annual meeting of stockholders or special meeting in lieu of annual meeting of stockholders at which one or more directors are elected.

     "Board" means the Board of Directors of the Corporation.

     "Corporation" means Alpha Industries, Inc.

     "Director" means a person who, as of any applicable date, is a member of the Board and not an officer of the Corporation or a Subsidiary.

     "Fair Market Value" means the closing sale price quoted during the regular trading session of the Nasdaq or such other national securities exchange or automated quotation system on which the Shares may be traded or quoted on the date of the granting of the Option.

     "Officer" shall have the meaning provided under Rule 3b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

     "Option Exercise Period" means the period commencing one (1) year after the date of grant of an Option pursuant to this Plan and ending ten years from the date of grant.

     "Plan" means this Directors' 2001 Stock Option Plan.

     "Shares" means the Common Stock, $.25 par value per share, of the Corporation.

     "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of grant of the Option, each of the corporations other than the last in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.  STOCK SUBJECT TO THE PLAN.

     (a) The aggregate number of Shares that may be issued and sold under the Plan shall be 250,000. The Plan supercedes the Corporation's 1994 Non-

Qualified Stock Option Plan for Non-Employee Directors and its 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, as to future grants of options. No further options will be granted under the 1994 and 1997 plans.

     (b) The Shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board, from (i) treasury Shares and Shares reacquired by the Corporation for such purposes, including Shares purchased in the open market, (ii) authorized but unissued Shares, and
(iii) Shares previously reserved for issuance upon exercise of director's options (i.e., options under the Plan or under the 1994 or 1997 plans) which have expired or been terminated. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered thereby shall become available for grant under additional Options under the Plan so long as it shall remain in effect.

4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable from time to time, to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any writing or agreement relating thereto) and to otherwise supervise the administration of the Plan.

5. ELIGIBILITY. Options shall be granted only to Directors, as that term is defined in Section 2, above.

6.  GRANT OF OPTIONS.

     (a) Each year, immediately following the Corporation's Annual Meeting, each then Director shall be granted an Option to purchase 15,000 Shares.

     (b) Upon initial election by the stockholders or appointment by the Board as a Director, immediately following the Annual Meeting at which such Director is first elected by the stockholders or immediately following the meeting of the Board at which such Director is appointed by the Board, each Director shall be granted an Option to purchase 45,000 Shares.

7.  TERMS OF OPTIONS AND LIMITATIONS THEREON.

     (a) OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by a writing or an option agreement between the Corporation and the Option holder and shall be upon such terms and conditions, not inconsistent with this Plan, as the Board may determine.

     (b) PRICE. The price at which any Shares may be purchased pursuant to the exercise of an Option shall be the greater of the Fair Market Value of the Shares on the date of grant or par value.

     (c) EXERCISE OF OPTION. Each Option granted under this Plan may be exercised as follows:

          (1) beginning on the first anniversary of the date of grant, for up to 25% of the Shares covered by the Option; and

`
          (2) beginning on each anniversary of the date of grant thereafter, for up to an additional 25% of such Shares for each additional year, until, on the fourth anniversary of the date of grant, the Option may be exercised as to 100% of the Shares covered by the Option.

Options may be exercised in whole or in part, from time to time, only during the Option Exercise Period, by the giving of written notice, signed by the holder of the Option, to the Corporation stating the number of Shares with respect to which the Option is being exercised, accompanied by full payment for such Shares pursuant to section 8(a) hereof

     (d) CESSATION OF SERVICE AS A DIRECTOR AND OTHER EVENTS. If an Option holder's service as a Director of the Corporation is terminated, then that holder's Options may be exercised as to all shares that have not been previously purchased only in accordance with the following provisions and notwithstanding any other provision of this Plan -

          (1) In the event of cessation of service by reason of an Option holder's death, the Options may be exercised by the holder or by the executors, administrators, legatees or distributees of his or her estate as to all vested and unvested shares until the earlier of the Option Expiration Date or twelve (12) months after the date of death.

         (2) In the event of cessation of service by reason of an Option holder's permanent and total disability, the Options may be exercised as to all shares vested as of the date of the cessation of service until the earlier of the Option Expiration Date or six
               (6) months after the date of cessation of service. Shares not vested as of the date of the cessation of service may not be exercised.

          (3) In the event of cessation of service for Cause, the Options may not be exercised as to any shares, whether or not they were previously vested. "Cause" shall be defined as cessation of service on account of any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Subsidiary.

          (4) In the event of cessation of service for any other reason, including without limitation cessation of service without Cause and voluntary resignation, the Options may be exercised as to all shares vested as of the date of the cessation of service until the earlier of the Option Expiration Date or three (3) months after the date of cessation of service. Shares not vested as of the date of the cessation of service may not be exercised.

     (e) NON-ASSIGNABILITY. No Option, or right or interest in an Option, shall be assignable or transferable by the holder, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), and during the lifetime of the holder shall be exercisable only by him or her.

8.  PAYMENT.

     (a) The purchase price of Shares upon exercise of an Option shall be paid by the Option holder in full upon exercise, and may be paid (i) in cash, (ii) by delivery of Shares valued at Fair Market Value on the date of exercise to the extent such disposition of Shares is permitted under Rule 16b-3 (defined in Paragraph 12(c), below), or (iii) any combination of cash and Shares as provided in Clause (ii), with any payment made pursuant to Clause (ii) or (iii) only as permitted by the Board, in its sole discretion.

     (b) No Shares shall be granted under this Plan or issued or transferred upon exercise of any Option under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares, and such other requirements as are consistent with the Plan, have been complied with to the satisfaction of the Board, including without limitation those described in Paragraph 12 hereof.

9.  STOCK ADJUSTMENTS.

     (a) If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board (or, if the Corporation is not the surviving corporation, the board of directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired Options, for the substitution of new options for, or the assumption by another corporation of, any unexpired Options then outstanding hereunder.

     (b) If by reason of recapitalization, reclassification, stock split, combination of shares, separation (including a spin-off) or dividend on the stock payable in Shares, the outstanding Shares of the Corporation are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Options and in the number and kind of shares as to which outstanding Options shall be exercisable, in such manner as to result in the Options being exercisable.

     (c) In the event of a transaction of the type described in paragraphs (a) and (b) above, the total number of Shares on which Options may be granted under this Plan shall be appropriately adjusted by the Board.

10.  CHANGE OF CONTROL PROVISIONS.

     (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable shall become fully exercisable to the full extent of the original grant.

     (b) A "Change in Control" will be deemed to have occurred if the Continuing Board of the Corporation shall have ceased for any reason to constitute a majority of the Board of Directors of the Corporation. For this purpose, a "Continuing Director" will include any member of the Board of Directors of the Corporation as of the Effective Date and any person nominated for election to the Board of Directors of the Corporation by a majority of the then Continuing Directors.

11. NO RIGHTS OTHER THAN THOSE EXPRESSLY CREATED. No person affiliated with the Corporation or any Subsidiary or other person shall have any claim or right to be granted an Option hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Option holder any right to continue to be affiliated with the Corporation, (ii) giving any Option holder any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. No Option holder shall have any of the rights of a stockholder with respect to Shares covered by an Option, until such time as the Option has been exercised and Shares have been issued to such person.

12. MISCELLANEOUS.

     (a) WITHHOLDING OF TAXES. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of an Option to, or exercise of an Option by, a holder. The Corporation may require, as a condition to the exercise of an Option, that the recipient pay the Corporation, at such time as the Board determines, the amount of any taxes which the Board may determine is required to be withheld.

     (b) SECURITIES LAW COMPLIANCE. Upon exercise of an Option, the holder shall be required to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Shares in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Shares, upon any exercise of an Option, until completion of such registration or other qualification of such Shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation intends to register or qualify the Shares under federal and state securities laws, but is not obligated to register or qualify the Shares under such laws and may refuse to issue such Shares if neither registration nor exemption therefrom is practical. The Board may require that prior to the issuance or transfer of any Shares upon exercise of an Option, the recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Board or the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates representing the Shares issued hereunder may contain a legend reflecting such restrictions.

     (c) COMPLIANCE WITH RULE 16b-3. With respect to a person subject to Section 16 of the 1934 Act, the Plan is intended to be, upon approval by the shareholders of the Corporation, a formula plan, and transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors ("Rule 16b-3") under the 1934 Act. To the extent any provision of the Plan or action by the administrators of the Plan fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and, if a provision hereof, deemed subject to amendment or determination by the administrators of the Plan.

     (d) INDEMNITY. The Board shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Corporation hereby agrees to indemnify the members of the Board, in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination, to the full extent permitted by law.

     (e) OPTIONS NOT DEEMED INCENTIVE STOCK OPTIONS. Options granted under the Plan shall not be deemed incentive stock options as that term is defined in
Section 422 of the Internal Revenue Code of 1986, as amended.

13.  EFFECTIVE DATE; AMENDMENT; TERMINATION.

     (a) The effective date of this Plan shall be the date of the approval of the shareholders.

     (b) The Board may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part, provided, however, that the provisions of this Plan relating to the amount and price of securities to be awarded and the timing of such awards may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, each as amended, or the rules thereunder. However, except as provided herein, no amendment, suspension or termination of this Plan may affect the rights of any person to whom an Option has been granted without such person's consent.

     (c) This Plan shall terminate ten years from its effective date, and no Option shall be granted under this Plan thereafter, but such termination shall not affect the validity of Options granted prior to the date of termination.

                                                                       EXHIBIT B

                             ALPHA INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER

A.  PURPOSE AND SCOPE

The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and (ii) the Corporation's internal financial and accounting controls.

B.  COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board, who shall meet the independence and audit committee composition requirements under any rules or regulations of The Nasdaq National Market, as in effect from time to time, and each such director shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be elected by the Board at the Board meeting following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

DOCUMENT REVIEW

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

INDEPENDENT ACCOUNTING FIRM

4. Recommend to the Board the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board take, appropriate action to oversee the independence of the independent accounting firm.

6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

7. Meet with the independent accounting firm prior to the audit to discuss the planning and staffing of the audit.

8. Evaluate the performance of the independent accounting firm and recommend to the Board any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board and the Committee.

FINANCIAL REPORTING PROCESSES

9. In consultation with the independent accounting firm and management, consider the integrity of the Corporation's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Consider the independent accounting firm's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

COMPLIANCE

10. The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

11. The Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

REPORTING

12. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 15, 2000.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                [ai Alpha LOGO]

                             ALPHA INDUSTRIES, INC.
                   20 Sylvan Road, Woburn, Massachusetts 01801

                                      PROXY

          This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoint(s) Thomas C. Leonard and Paul E. Vincent, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Alpha Industries, Inc. to be held on September 10, 2001, and at any postponement or adjournment thereof, with all power which the undersigned would possess if personally present.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 (Election of Directors) and FOR Proposal 2 (Approval of the Directors' 2001 Stock Option Plan).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. All previous proxies are hereby revoked.

Continued, and to be signed, on reverse side.                 SEE REVERSE
                                                                  SIDE

Please sign and fill in the reverse side and mail in enclosed envelope.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             ALPHA INDUSTRIES, INC.

                               SEPTEMBER 10, 2001

     Please mark your
/X/  votes as in this
     example


               FOR ALL NOMINEES             WITHHOLD
            LISTED AT RIGHT (EXCEPT        AUTHORITY
               AS MARKED TO THE      TO VOTE FOR ALL NOMINEES
               CONTRARY BELOW)            LISTED AT RIGHT

PROPOSAL 1:
  Election of     /   /                     /   /           NOMINEES:
  Directors                                                   TIMOTHY R. FUREY
                                                              GEORGE S. KARIOTIS
INSTRUCTIONS:  To withhold authority to vote for any          DAVID J. MCLACHLAN
individual nominee, strike out that nominee's name in the list at right.


                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 2:  To approve the Directors' 2001     /   /        /   /        /   /
  Stock Option Plan in the form presented in the Proxy Statement.


UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

Discretionary authority is granted with respect to such other matters as may properly come before the meeting. The signer acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished with the Notice.

Sign, date and return this proxy card promptly. Votes MUST be indicated (X) in black or blue ink.

                                For change of Address or comments mark here: / /

Signature: ______________  Signature: ______________   Dated: _________, 2001


IMPORTANT:  Signature should be the same as the name printed on this Proxy.
            Executors, administrators, trustees, guardians, officers of corporations, etc. should add names and titles when signing. Each joint owner should sign.